Exhibit 10.6
AMENDMENT
TO
CORPORATE POLICY
ABSENCE FROM WORK
POLICY 125

Absence from work is governed by Corporate Policy, Absence from Work, Policy 125 (the “Absence from Work Policy”). By this instrument, PNM Resources (the “Company”) intends to amend the Absence from Work Policy to discontinue the sale of paid time off by officers.
1.    This Amendment shall be effective September 25, 2011.
2.    The Sale of PTO Hours Section of the Policy is hereby amended and restated in its entirety to read as follows:

Sale of PTO Hours
Although the Company strongly encourages employees to take vacation, the sale of PTO hours is permitted under certain conditions. Under no circumstances may donated PTO hours be sold. Effective as of September 25, 2011, Officers of the Company may no longer sell PTO hours. Please refer to the Operating Procedures for guidance on requesting or donating PTO/Vacation.
IN WITNESS WHEREOF, the Company has hereby caused this Amendment to be executed by its duly authorized representative on this _16__ day of _December_, 2011.
PNM RESOURCES, INC.
By: /s/ Alice A. Cobb
Its:     SVP/CAO